Exhibit 5.1
May 4, 2021
Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, Illinois 60523
Re:    Registration Statement on Form S-8
3,200,000 shares of Federal Signal Corporation’s common stock, $1.00 par value per share
Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on May 4, 2021, by Federal Signal Corporation, a Delaware corporation (the “Company”), pertaining to the proposed issuance by the Company of up to an additional 3,200,000 shares of the Company’s common stock, $1.00 par value (the “Shares”), as provided in the Second Amendment to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Certificate of Incorporation, Amended and Restated By-Laws, and resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Thompson Coburn LLP